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                                                                   Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement, as amended (Form S-3 No. 333-80193) and related prospectus of EntreMed, Inc. for the registration of 953,751 shares of Common Stock and the Registration Statement, as amended (Form S-3 No. 333-84907) and related prospectus of EntreMed, Inc. for the registration of 3,022,543 shares of Common Stock and the Registration Statement (Form S-3 No. 333-94665) and related prospectus of EntreMed, Inc. for the registration of 3,000,000 shares of Common Stock and to the incorporation by reference therein of our report dated February 11, 2000, with respect to the consolidated financial statements of EntreMed, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-26057) and related prospectus pertaining to the EntreMed, Inc. 1992 Stock Incentive Plan and in the Registration Statement (Form S-8 No. 333-67063) and related prospectus pertaining to the EntreMed, Inc. 1992 Stock Incentive Plan and the EntreMed, Inc. Amended and Restated 1996 Stock Option Plan of our report dated February 11, 2000, with respect to the consolidated financial statements of EntreMed, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1999.



                                                         /s/  ERNST & YOUNG LLP



Atlanta, Georgia
March 28, 2000